EXHIBIT 5

American Benefit Life Insurance Company/421 New Kamer Road/Albany, New York 12205 Application For Variable Annuity Contract
1.	OWNER (If a trust, indicate the date established.) Name:____________________________________ First Middle Last Address:__________________________________ Number Street __________________________________________ City State Zip Code Social Security # or Tax I.D. # Date of Birth: ___/____/____ Sex □ M □ F	3.	TYPE OF PLAN □ Non-Qualified □ Qualified (if qualified complete question 13 or 14 below.)
		4.	INITIAL PURCHASE PAYMENT $________________________
5.

ALLOCATION OPTIONS
    □  Money Market Division                 (MMKT)             _____%
    □  Global Growth Division                 (GLBL)               _____%
    □  Growth Division                             (GWTH)             _____%
    □  Growth and Income Division          (G&IN                _____%
    □  Corporate Bond Division                (C-BD)                _____%
    □  High Yield Bond Division               (H-YD)               _____%
    □  Global Income Division                   (GLIN)               _____%
    □  Asset Allocation Division               (ASAL)               _____%
    □  Government Division                      (GOVT)              _____%
    □  Fixed Account                                 (FACC)               _____%
______________________________     __________        _____%
______________________________     __________        _____%
                                                                                Total       100%

(No more than 5 options may be selected. If left blank or not properly completed, 100% will be allocated to the Money Market Division.)

2.

BENEFICIARY                            RELATIONSHIP
__________________________ ______________
CONTINGENT BENEFICIARY RELATIONSHIP
__________________________ ______________
(If a trust is the beneficiary or contingent beneficiary, include the date established.)

6.

AUTOMATIC FIXED ACCOUNT TO MONEY MARKET CONVERSION: □ Yes □ No If yes, read the authorization below carefully.

AUTHORIZATION:

A yes answer authorizes the Company to transfer the value of your Fixed Account Unit ("Unit") to the Money Market Division on the Unit's option renewal date. If you are also enrolled in Equity Generator, the value of the Unit will first be reduced by the amount of any Equity Generator transaction occurring on that date. This authorization will apply to all Units owned by you until you cancel it or the Company discontinues this service. Cancellation may be effected by written notice received by the Company.

7.

EQUITY GENERATOR: □ Yes □ No If yes, check one or both of the boxes below as appropriate.

AUTHORIZATION:
□ Fixed Account
A yes answer authorizes the Company to transfer the interest credited to all your Fixed Account Units ("Units") each year to other Allocation Options. Interest will be transferred from each Unit on the day the interest is credited, but only if the total interest credited to all Units on that day equals $100 or more.

□ Money Market Division
A yes answer authorizes the Company to transfer any increase in the balance of your Money Market Division to other Allocation Options. The transfer will occur quarterly on the last Valuation Day of the quarter. The amount transferred will be the increase in the value of your Money Market Division, adjusted for transactions, since the last Valuation Day of the prior quarter, but only if the increase equals $100 or more.

Any amount transferred will be allocated to the same Allocation Options and in the same ratio as last selected by you for a Purchase Payment or transfer. You may change the allocation for future Purchase Payments, transfers, and Equity Generator transactions by written notice to the Company.

This authorization will remain in effect until you cancel it or the Company discontinues this service. Cancellation may be effected by written notice received by the Company.

8.

Will the annuity applied for replace any existing life or annuity contract? □ Yes □ No If yes, list name and address of company and contract numbers: __________________________________________________________________________________________
_________________________________________________________________________________________________________

9.	Will this be a 1035 Exchange or transfer of qualified funds? □ Yes □ No If yes, attach appropriate forms.
COMPLETE IF APPLICABLE
10.	ANNUITANT (To be completed only if Owner is not individual.) Name:____________________________________ First Middle Last Address:__________________________________ Number Street __________________________________________ City State Zip Code Social Security # Date of Birth: ___/____/____ Sex □ M □ F	11.	ANNUITY COMMENCEMENT DATE (If left blank, will be the latest date allowed.) The first day of: Month _______________ Year _______________
		12.	ANNUITY OPTION (If left blank, will be variable life with payments guaranteed for 10 years.)____________________________
		13.	IRA: □ IRA □ SEP-IRA Is this a Rollover? □ Yes □ No If no, Initial Purchase Payment is for Tax Year __________ (If left blank, will be the year of contract issue.)
		14.	NON IRA (IRS Tax Qualified and Other Plans) □ HR10 □ 401 (a) □ 401 (k) □ 403 (b) □ 457

I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief and agree that this application shall be a part of my annuity contract issued by the company. I UNDERSTAND THAT CONTRACT VALUES,WITHDRAWAL VALUES AND ANNUITY PAYMENTS, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE IN NATURE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. RECEIPT OF A CURRENT VARIABLE ANNUITY AND APPLICABLE MUTUAL FUND PROSPECTUS IS HEREBY ACKNOWLEDGED.

CERTIFICATION OF OWNER SOCIAL SECURITY NUMBER OR TAX I.D. NUMBER

Under penalties of perjury, I certify that:
(1) The number shown on this form is the Owner's correct Social Security Number or Taxpayer Identification Number, and
(2) The Owner is not subject to backup withholding either because I have not been notified by the Internal Revenue service (IRS) that the Owner is subject to backup withholding as a result of failure to report all interest and dividends, or the IRS has notified me that the Owner is no longer subject to the backup withholding.

(Certification Instructions: Cross out item (2) above if you have been notified by IRS that the Owner is subject to backup withholding because of underreporting interest or dividends on a tax return. However, if after being notified by IRS that the Owner was subject to backup withholding you received another notification from IRS that the Owner is no longer subject to backup withholding, do not cross out item (2). Also see the enclosed instructions for Certification of Taxpayer Identification.)

Signed at ___________________________________________________________________________ on _________________
                                          City                                                                                  State                                               Date

Signature X_____________________________________________________    X______________________________________
                                  Owner (if a trust trustee should sign)                                               Annuitant (if different from Owner)

AGENT STATEMENT

AGENT: Do you have reason to believe the Contract applied for is to replace existing annuities or insurance owned by the annuitant? □ Yes □ No. If yes, I have complied with all state replacement requirements. Required replacement forms and information must be submitted to the Company.

Witness X_____________________________________________________    _________________________________________
                                   Signature of Licensed Resident Agent                                                          Print Agent Name
A-2969

FOR HOME OFFICE USE Account # Agent's Telephone ( )_________________________ Broker/Dealer _________________________________________________________________________________________ A-2969 NY 712 0022